UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 OR 15(d) of the
                         Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): July 3, 2003

                            REGENCY AFFILIATES, INC.
                            ------------------------
             (Exact name of registrant as specified in its charter)

                Delaware                   1-7949                 72-0888772
                --------                   ------                 ----------
            (State or other         (Commission File No.)       (IRS Employer
    jurisdiction of incorporation)                           Identification No.)

      610 N.E. Jensen Beach Blvd.
         Jensen Beach, Florida                                      34957
         ---------------------                                      -----
(Address of Principal Executive Offices)                          (Zip Code)

       Registrant's telephone number, including area code: (772) 334-8181
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ITEM 5. OTHER EVENTS

On July 3, 2003, Royalty Holdings LLC ("Royalty"), the holder of a $2,004,098 5% Convertible Promissory Note of the Company due October 16, 2012 (the "Note"), elected to convert the principal amount of the Note and the $71,378 of accrued and unpaid interest thereon into 1,037,738 shares of the Company's Common Stock. As a result of the conversion, Royalty, which is an affiliate of Laurence S. Levy and Neil N. Hasson, executive officers of the Company, currently owns 1,823,738 shares of Company Common Stock, representing approximately 60.10% of the 3,034,509 shares of Common Stock outstanding following the conversion.

Also on July 3, 2003, the Company prepaid the full $1,250,000 principal amount of, and all accrued and unpaid interest under, the 9% Promissory Note held by Royalty in accordance with the mandatory prepayment provisions of such note.

Also on July 3, 2003, the Company repaid all amounts outstanding under the $300,000 working capital loan facility from Royalty, and terminated such facility. The payment amount consisted of $180,000 of principal and $2,910 of accrued and unpaid interest.

                                   Signatures

      Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                 REGENCY AFFILIATES, INC.


                                                 By: /s/ Laurence S. Levy
                                                     ---------------------------
                                                 Name: Laurence S. Levy
                                                 Title: President

Dated: July 3, 2003